                                                                   EXHIBIT 10.68










                                  $22,920,000


                               CREDIT AGREEMENT,


                          dated as of January 1, 1998




                                    between



               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                         A Delaware limited partnership
                                 as the Lender,


                                      and



                     CRESCENT DEVELOPMENT MANAGEMENT CORP.,
                             a Delaware corporation
                                as the Borrower






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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (the "Agreement"), dated as of January 1, 1998, between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Lender") and CRESCENT DEVELOPMENT MANAGEMENT CORP., a Delaware corporation (the "Borrower").

                                   ARTICLE I

         WHEREAS, Lender previously has extended Borrower a loan in the amount of $3,100,000 for the purpose of enabling Borrower to acquire a 50% member's interest in East West Resorts, LLC, a Delaware limited liability company (the "Company") operating under that First Amended and Restated Operating Agreement dated as of February 15, 1996, and payment of such loan is secured by all of Borrower's interest in the Company; and

         WHEREAS, the Members (so called) of the Company, including Borrower, desire to enter into a Second Amended and Restated Operating Agreement (as amended or restated from time to time, the "Second Restated Operating Agreement") pursuant to which Borrower would commit itself to make an additional contribution of $4.96 million cash within the near term and to commit to make up to $25.6 million in additional contributions to the Company in the future; and

         WHEREAS, the Borrower has applied for and Lender is willing, on the terms and subject to the conditions hereinafter set forth, to extend to the Borrower a line of credit loan (the "Loan"), in a maximum aggregate principal amount at any one time outstanding not to exceed $22,920,000 from time to time prior to the Commitment Termination Date, the proceeds of which will be used from time to time exclusively for working capital purposes of the Borrower in order to provide funds for making capital contributions to Company, as provided for in this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE II
                   COMMITMENTS, ADVANCE PROCEDURES AND NOTES

         SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement (including Article V), Lender agrees to make advances under the Loan to the Borrower up to an aggregate amount of Twenty -Two Million Nine Hundred Twenty Thousand and No/100 Dollars ($22,920,000) (the "Commitment Amount") pursuant to Section 2.2. Lender shall not be required to make any advance under this Loan if, after giving effect thereto, the aggregate principal amount of all Advances would exceed the Commitment Amount. Borrower acknowledges that this Agreement does not create a revolving credit facility but rather a term loan facility which Borrower may draw against from time to time, but each Advance made to Borrower reduces, dollar for dollar, the unused Commitment Amount; principal payments made by Borrower against the Loan may not be reborrowed.

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         SECTION 2.2 Advance Procedure. Borrower may from time to time request that an Advance be made. Each Advance following the Initial Advance shall be in an amount which is equal to the lesser of (a) the unused amount of the Commitment Amount, or (b) [One Million Dollars or a multiple thereof]. The request shall be made by delivering a Application for Advance to the Lender not less than three (3) Business Days prior to the date upon which such Advance is to be made and, if all such conditions precedent to such Advance have been satisfied, Lender shall make such Advance directly to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Application for Advance.

         SECTION 2.3 Note. The Loan shall be evidenced by a single promissory note (the "Note") payable to the order of Lender in the maximum principal amount of Twenty-Two Million Nine Hundred Twenty Thousand and No/100 Dollars ($22,920,000).

         SECTION 2.4 Existing Term Note and Credit Note. Lender is the holder of that $3.1 million principal amount Promissory Note dated February 29, 1996, made by Borrower payable to Lender (the "Term Note"), payment of which is secured by Borrower's interest in the Company under that Security Agreement dated February 29, 1996 (the "1996 Security Agreement"); and also the holder of that $28,166,666 principal amount Line of Credit Note dated April 15, 1997, made by Borrower payable to Lender (the "Credit Note"), payment of which is secured by Borrower's interest in East West Resort Development, L. P. and EWRD Summit Holdings, L. P. (East West Partnerships"). To induce Lender to enter into this Agreement and advance the Commitment Amount to Borrower, Borrower agrees to grant Lender a security interest in Borrower's East West Partnerships to secure payment of the Note and to amend and restate the 1996 Security Agreement to provide that the Borrower's interest in the Company shall secure payment of the Note as well as the Term Note.

                                  ARTICLE III
                             PAYMENTS AND INTEREST

         SECTION 3.1 Payments. Payments of the Loan shall be made as set forth in this Section 3.1 and shall be without premium or penalty.

                  SECTION 3.1.1 Final Maturity. On the Stated Maturity Date, the Borrower shall repay in full all accrued but unpaid interest and the entire unpaid principal amount of the Loan.

                  SECTION 3.1.2 Mandatory Payments. The Borrower shall, within one (1) Business Day following (a) receipt by Borrower of any Distribution other than a Tax Distribution, make a mandatory payment of the Loan in an amount equal to such Distribution less an amount approved by Lender in its reasonable discretion for unpaid expenses and payables incurred by Borrower in the ordinary course of business and a reasonable reserve for future expenses and (b) receipt by Borrower of any payments on an Emergency Loan, make a mandatory payment of the Loan in an amount equal to the payments received (less amounts retained for expenses and payables). All mandatory payments made under this Section shall be applied first to accrued but unpaid interest and thereafter to the outstanding principal balance of the Loan. Each mandatory payment made hereunder which is attributable to a Distribution shall be accompanied by a certificate from the Borrower to the Lender which designates whether the mandatory payment is a Special Mandatory Payment. If Borrower fails to provide such a certificate, Lender shall designate whether the mandatory payment is a Special Mandatory Payment and such determination shall be conclusive. Borrower acknowledges to Lender that the Company is generally obligated to distribute all net cash flow (other than tax distributions ) and amounts established as reserves) to its members (including the Borrower). Notwithstanding anything in this Agreement to the contrary, Lender shall not be obligated to make any additional Advance to Borrower pursuant to this Agreement if, based on a determination by Lender in its reasonable discretion, the Company has failed to satisfy its obligation to make the distributions described in the preceding sentence and such failure is continuing.

                  SECTION 3.1.3 Acceleration of Stated Maturity Date. Immediately upon any acceleration of the Stated Maturity Date of the Loan pursuant to Section 8.2 or Section 8.3, the Borrower shall repay the Loan to the full extent of such acceleration.

         SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.2.

                  SECTION 3.2.1 Rate. Prior to an Event of Default, the outstanding principal balance of the Loan shall accrue interest at the rate (the "Interest Rate") of 12%, compounded annually; provided, however, that in no event will the Interest Rate exceed a rate that would cause the yield to maturity on the Loan to equal or exceed that rate described in Section 163(i)(1)(B) of the Code.

                  SECTION 3.2.2 Post-Maturity Rates. Upon and after an Event of Default, the Loan shall accrue interest on the outstanding principal balance of the Loan and, to the extent permitted by applicable law, on the unpaid interest, at a rate per annum equal to the Interest Rate plus an additional 5.0% per annum (the "Default Rate"); provided in no event shall the Default Rate exceed the maximum rate of interest permitted by applicable law.

                  SECTION 3.2.3 Accrual. At the end of each calendar year during the term hereof, all interest which has accrued but has not been paid during such calendar year shall be added to the outstanding principal balance of the Loan and shall, thereafter, bear interest, prior to an Event of Default, at the Interest Rate.

                  SECTION 3.2.4 Minimum Annual Interest Payment. Notwithstanding anything else contained in this Article III, Borrower on each anniversary date of this Note shall pay Lender an amount equal to the excess, if any, of (a) one-half of the interest accrued on the outstanding principal balance of the Loan since the last anniversary date, over (b) the amount of Special Mandatory Payments made to Lender since the last anniversary date that were applied to pay interest on the Loan.

                                   ARTICLE IV
                            CERTAIN OTHER PROVISIONS

         SECTION 4.1 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Note or any other Loan Document shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, Fort Worth, Texas time, on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by written notice delivered to the Borrower. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.2 Setoff. Lender shall, upon the occurrence of any Default have the right to appropriate and apply to the payment of the Note (whether or not then due) all amounts then held by such Lender of the Borrower. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which Lender may have. The Borrower hereby waives all rights of setoff, appropriation and application it may have pursuant to applicable law or otherwise.

         SECTION 4.3 Use of Proceeds. The proceeds of the Loan shall be used by Borrower solely to make capital contributions to the Company in accordance with the Second Restated Operating Agreement.


                                   ARTICLE V
                            CONDITIONS TO BORROWING

         SECTION 5.1 Initial Advance. The obligations of the Lender to fund the Initial Advance shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

                  SECTION 5.1.1 Application for Advance. The Lender shall have received an Application for Advance.

                  SECTION 5.1.2 Resolutions, etc. The Lender shall have received from Borrower a certificate of resolutions and incumbency as to resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note and each other Loan Document to be executed by it.

                  SECTION 5.1.3 Delivery of Note. The Lender shall have received the Note duly executed and delivered by the Borrower.

                  SECTION 5.1.4 Borrower Security Agreement. The Lender shall have received executed counterparts of the Borrower's Amended and Restated Security Agreement together with such UCC-1 financing statements and UCC search reports as Lender may require.

                  SECTION 5.1.5 Financial Information, etc. The Lender shall have received, in form and scope reasonably satisfactory to Lender, the financial statements referred to in Section 6.5.

                  SECTION 5.1.6 Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to this Agreement.

                  SECTION 5.1.7 Organic Documents. The Lender shall have received a copy of the Second Restated Operating Agreement.

                  SECTION 5.1.8 Equity Contribution. The stockholders of Borrower shall have made additional equity contributions to Borrower in an aggregate amount of at least $2,606,000 and Borrower in turn shall have contributed those funds to the Company.

                  SECTION 5.1.9 Contribution Requirements. The Lender shall have received from Borrower and the Company written certification that the Contribution Requirements (set forth in Exhibit F to the Second Restated Operating Agreement) are satisfied.

         SECTION 5.2 All Advances. The obligation of Lender to fund future Advances shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

                  SECTION 5.2.1 Application for Advance. The delivery of an Application for Advance.

                  SECTION 5.2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Advances the following statements shall be true and correct to the satisfaction of the Lender:

                          (a) the representations and warranties set forth in
                  this Agreement shall be true and correct with the same effect as if then made;

                          (b) no Default shall have then occurred and be
                  continuing.

                  SECTION 5.2.3 Organic Documents. The Lender shall have received a copy of the Organic Documents for the Company, to the extent they have been amended or modified.

         SECTION 5.2.4 Fees and Expenses. The Lender shall have received all fees, costs and expenses due and payable pursuant to this Agreement.

                  SECTION 5.2.5 Compliance with Section 7.1.7. The Company shall have received the full amount of stockholder contributions required to be made under Section 7.1.7 in connection with such Advance or other Assessment Determination under the Commitment Funding Instruments.

                  SECTION 5.2.6 Request from Company. Lender shall have received a copy of the Request and Certification from Manager to Borrower relating to requests for New Capital as described in the Contribution Requirements set forth in Exhibit F to the Second Restated Operating Agreement. Lender shall have received from Borrower its written certificate executed by a duly authorized executive officer that all Contribution Requirements have, to Borrower's best knowledge and belief after inquiry, been satisfied and not waived.

                  SECTION 5.2.7 Satisfactory Legal Form. All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Lender and its counsel; the Lender shall have received all other information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loan hereunder and to make each Advance pursuant to the Loan, the Borrower represents and warrants unto the Lender as of the day and year first written above and on the date of each Advance as set forth in this Article VI.

         SECTION 6.1 Organization, etc. The Borrower is a duly formed corporation under the laws of Delaware, is duly qualified to do business and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, the Note and each other Loan Document to which it is a party, and to own and hold its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Note and each other Loan Document executed or to be executed by it, are within the Borrower's corporate powers, have been duly authorized by all necessary action (including but not limited to any consent of stockholders required by law or its Organic Documents) and do not (a) contravene the Borrower's Organic Documents; or (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower except for such contraventions which will not, singly or in the aggregate, have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any Loan Document.

         SECTION 6.3 Government Approval, Regulation, etc. No authorization, consent or approval or other action by, and no notice to, filing with or license from, any governmental authority or regulatory body or other Person is required for the due execution or delivery by the Borrower of this Agreement, the Note or any other Loan Document to which it is a party, or for the consummation and performance of the transactions contemplated hereby or thereby.

         SECTION 6.4 Validity, etc. Each of this Agreement and, upon the due execution and delivery thereof, the Note and each other Loan Document executed by the Borrower or the Company, constitutes the legal, valid and binding obligation of such parties enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and other similar laws affecting creditors rights generally.

         SECTION 6.5 Financial Information. All financial information which has been or shall hereafter be furnished by or on behalf of the Borrower or by any other Person at the Borrower's direction to the Lender for the purposes of or in connection with this Agreement present fairly the financial condition as at the dates thereof (subject to normal year end adjustments in the case of unaudited financial statements).

         SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the business, financial condition, operations, assets, revenues, or properties, of the Borrower taken as a whole from the financial information previously provided to Lender.

         SECTION 6.7 No Default Under Indebtedness. No event of default has occurred and is continuing, and no event has occurred which with the giving of notice, passage of time or both would become a material event of default under any of the Indebtedness permitted to be incurred pursuant to Section 7.2.2 hereof.

         SECTION 6.8 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy affecting the Borrower or the Company which, if adversely determined could reasonably be expected to have a material adverse effect on Borrower, the Company, or Lender.

         SECTION 6.9 Taxes. The Borrower has filed all material tax returns and reports required by law to have been filed and has paid all taxes and governmental charges thereby shown to be due and payable.

         SECTION 6.10 Additional Stockholder Equity. The Stockholders have contributed (or have delivered to Borrower their enforceable commitments to contribute), in the aggregate, $2,606,000 cash to the capital of Borrower to be used to fund (in conjunction with the Initial Advance) Borrower's initial capital contributions under the Second Restated Operating Agreement. Borrower has received from each of the Stockholders his or its Funding Commitment Instrument, pursuant to which each the Stockholders have severally obligated themselves to make additional capital contributions to Borrower of up to an aggregate amount of $5,034,00 to satisfy the requirements of Section ___ and for other purposes set forth in the Funding Commitment Instruments.

         SECTION 6.11 ERISA. Neither Borrower, nor, to the best knowledge of Borrower, any other person has taken any action or failed to take any action which would subject Borrower, or the Company to any potential liability under ERISA.

         SECTION 6.12 Accuracy of Information. All factual information, as amended, supplemented or modified, furnished by or on behalf of the Borrower in writing to (or as directed by) the Lender for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby is true and accurate in all material respects as of the date of execution and delivery of this Agreement and all other such factual information thereafter furnished by or on behalf of the Borrower to (or as directed by) the Lender pursuant to the terms of this Agreement or any other Loan Document is true and accurate in every material respect on the date as of which such information as dated or certified, and does not omit any material fact necessary to make such Information not misleading.

                                  ARTICLE VII
                                   COVENANTS

         SECTION 7.1 Affirmative Covenants. Borrower will perform the obligations set forth in this Section 7.1.

                  SECTION 7.1.1 Financial Information, Reports, Notices, etc. Borrower will furnish, or will cause to be furnished, to Lender copies of the following financial statements, reports, notices and information:

                          (a) As soon as available and in any event within 45
                  days after the end of each Fiscal Quarter of each Fiscal Year of Borrower (including the final Fiscal Quarter of each Fiscal Year), Borrower will deliver, or cause to be delivered, balance sheets of Borrower as of the end of such Fiscal Quarter and statements of income, cash flow and Borrower's equity for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year, certified by the chief financial Officer of Borrower in a manner acceptable to the Lender.

                          (b) if requested by Lender for any Fiscal Year,
                  Borrower will have prepared at Borrower's expense and Borrower will deliver, or cause to be delivered, to Lender a copy of an annual audit report for Borrower including therein balance sheets of Borrower as of the end of such Fiscal Year and statements of cash flow, income and Borrower's equity for such Fiscal Year, in each case certified (without qualification) by independent public accountants reasonably acceptable to the Lender.

                          (c) a copy of all financial accounting and reports
                  which are to be provided to the members of the Company pursuant to Article 10 of the Operating Agreement.

                          (d) As soon as possible and in any event within three
                  Business Days after becoming aware of

                                (i) the occurrence of any material adverse
                          development with respect to the Company or any Subsidiary, or

                                (ii) copies of any material notices or
                          communications from a lender or with respect to Borrower or the Company; or

                                (iii) copies of any material notices or
                          communications from the Company to another lender or Governmental Authority with respect to a Project or the Project Loan Documents.

                  Borrower will deliver, or will cause to be delivered, notice thereof and copies of all documentation relating thereto.

                          (e) Borrower will deliver, or will cause to be
                  delivered, such other information respecting the condition or operations, financial or otherwise, of the Borrower or the Company as the Lender may from time to time reasonably request.

                  SECTION 7.1.2 Compliance with Laws, etc. Borrower will, and, consistent with Borrower's rights and obligations under the Operating Agreement, will cause the Company to, comply in all material respects with all applicable Governmental Requirements, such compliance to include, but not be limited to:

                          (a) the maintenance and preservation of its existence
                  and qualification in all foreign jurisdictions where it is required to do so except where the failure to do so would not be material; and

                          (b) the payment, before the same become delinquent,
                  of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent they are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                  SECTION 7.1.3 Maintenance of Properties. Borrower will, and, consistent with Borrower's rights and obligations under the Operating Agreement, will cause the Company to, maintain, preserve, protect and keep its properties (specifically including but not limited to, the Projects) in good repair, working order and condition, normal wear and tear excepted, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

                  SECTION 7.1.4 Books and Records. Borrower will, and, consistent with Borrower's rights and obligations under the Operating Agreement, will cause the Company to, keep books and records which accurately reflect all of its business affairs and transactions in all material respects. Borrower will, and will cause the Company to, permit the Lender at reasonable times and intervals during normal business hours to examine and photocopy extracts from any of its books or other corporate records. The Borrower shall pay any fees of its independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section.

                  SECTION 7.1.5 Environmental Covenant. Borrower will, and, consistent with Borrower's rights and obligations under the Operating Agreement, will cause the Company to,

                          (a) use and operate all of its assets in compliance
                  in all material respects with all Environmental Laws, keep all necessary and material permits, approvals, certificates, licenses and other authorizations required under Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance in all material respects with all Environmental Laws; and

                          (b) immediately notify the Lender and provide copies
                  upon receipt of all potentially material written claims, complaints or notices (excluding routine fee or schedule notices) relating to non-compliance with, or liabilities or obligations arising under or relating in any way to, Environmental Laws with respect to its assets.

                  SECTION 7.1.6 ERISA Compliance. Borrower will, and will cause each of its ERISA affiliates to, maintain all employee benefit plans in compliance in all material respects with all applicable law, including any reporting requirements, and make all contributions due under the terms of each employee benefit plan or as required by law.

                  SECTION 7.1.7 Additional Equity Funding . Prior to making a request for any Advance (other than the Initial Advance), Borrower will, through its Board of Directors, make written demand upon each Stockholder to contribute to Borrower cash in an amount (such amount is termed such Stockholder's "Additional Equity Contribution") equal to the product realized by multiplying (i) a sum equal to at least one-third the amount of such Advance, by (ii) a fraction, the numerator of which is the number of shares of common stock of Borrower owned by such Stockholder and the denominator of which is the number of outstanding shares of common stock of Borrower. Notwithstanding anything to the contrary contained in this Agreement, no additional Advance will be made to Borrower pursuant to this Agreement unless and until each Stockholder has contributed cash to Borrower in an amount equal to such Stockholder's Additional Equity Contribution with respect to such Advance.

         SECTION 7.2 Negative Covenants. Borrower will comply with the obligations set forth in this Section 7.2.

                  SECTION 7.2.1 Business Activities. Borrower will not engage in any activity except for investment in accordance its Organic Documents in entities identified in Exhibit A and activities incidental thereto (including but not limited to providing guarantees and other credit enhancements). Consistent with Borrower's rights and obligations under the Operating Agreement, Borrower will not permit the Company to engage in any business activity other than those activities set forth in the Organic Documents for the Company.

                  SECTION 7.2.2 Indebtedness. The Borrower will not, and, consistent with Borrower's rights and obligations under the Operating Agreement, will not permit the Company to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any indebtedness, other than, without duplication, the following:

                          (a) indebtedness in respect of the Loan, the Term
                  Note, the Credit Note and other obligations to Lender;

                          (b) unsecured Indebtedness incurred in the ordinary
                  course of its business in the nature of open accounts extended by suppliers and other vendors on normal trade terms in connection with purchases of goods and services, accrued liabilities, deferred income and deferred taxes;

                          (c) Emergency Loans, as described in the Operating
                  Agreement;

                          (d) Third Party Loans in compliance with the
                  Borrowing Limits set forth in the Operating Agreement; and

                          (e) other unsecured Indebtedness of the Borrower in
                  an aggregate amount not to exceed $100,000.

                  SECTION 7.2.3 Asset Dispositions, etc. The Borrower will not, and, consistent with Borrower's rights and obligations under the Operating Agreement, will not permit the Company to, sell, transfer, lease, contribute, convey or otherwise dispose of all or any part of its assets to any Person, unless

                          (a) no Default has occurred and is continuing or
                  would occur after giving effect thereto; or

                          (b) such sale, transfer, lease or other disposition
                  is approved by Lender.

                  SECTION 7.2.4 Restriction on Distributions. Borrower will not make dividend distributions to its shareholders at any time when there exists an outstanding balance on the Loan.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

         SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default." Upon the occurrence of an Event of Default (or any event or state of facts which, with the giving of notice or the passage of time or both, would constitute an Event of Default), the Borrower shall give notice thereof to the Lender.

                  SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment when due of any principal of the Loan or of any interest in respect of the Loan.

                  SECTION 8.1.2 Breach of Warranty. Any representation or warranty made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect when made in any material respect.

                  SECTION 8.1.3 Non-Performance of Other Covenants and Obligations. There shall be a default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by Borrower, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Lender.

                   SECTION 8.1.4 Bankruptcy, Insolvency, etc. The Borrower or the Company shall

                          (a) become insolvent or generally fail to pay, or
                  admit in writing its inability or unwillingness to pay, debts as they become due;

                          (b) apply for, consent to, or acquiesce in, the
                  appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or the Company or any property of any thereof, or make a general assignment for the benefit of creditors;

                          (c) absent such application, consent or acquiescence
                  permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or the Company or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower and the Company hereby expressly authorize the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                          (d) permit or suffer to exist the commencement of any
                  (x) bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or
                  (y) any dissolution, winding up or liquidation proceeding, in respect of the Borrower or the Company, and, if any such case or proceeding is not commenced by the Borrower or the Company, such case or proceeding shall be consented to or acquiesced in by the Borrower or the Company or shall result in the entry of an order for relief or, in the event of any case or proceeding described in clause (x), shall remain for 120 days undismissed, provided that the Borrower, and the Company hereby expressly authorizes the Lender and each Lender to appear in any court conducting any such case or proceeding during such 120-day period to preserve, protect and defend their rights under the Loan Documents; or

                          (e) take any limited liability company or corporate
                  action authorizing, or with intent to further any of the foregoing.

         SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.4 shall occur with respect to the Borrower or the Company, the Commitment (if not theretofore terminated) to make Advances shall automatically terminate and the outstanding principal amount of the Loan shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loan and other obligations to be due and payable and the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan shall be and become immediately due and payable, without further notice, demand or presentment and the Commitment shall terminate.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         SECTION 9.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender, or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 9.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if sent via United States Postal Service Express Mail or certified mail, properly addressed with postage prepaid or if sent via nationally recognized overnight courier service, properly addressed with delivery fees prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given one business day after receipt of electronic confirmation of transmission.

         SECTION 9.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Lender (including the reasonable fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with this transaction

         SECTION 9.4  Indemnification.

                          (a) In consideration of the execution and delivery of
                  this Agreement by Lender and the extension of the Commitments, the Borrower hereby indemnities, exonerates and holds the Lender and each of its respective trustees, partners, stockholders, officers, directors, employees, agents, attorneys, consultants and experts (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, judgments, claims, demands, losses, costs, liabilities (including, without limitation, strict liability), penalties, fines and damages, (including, without limitation, punitive damages), and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys, consultants and experts fees and disbursements (collectively, the "Indemnified Liabilities"), imposed upon or incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                                (i) any transaction financed or to be financed
                          in whole or in part, directly or indirectly, with the proceeds of the Loan;

                                (ii) the entering into and performance of this
                          Agreement and any other Loan Document by any of the Indemnified Parties;

                                (iii) the actual or alleged release or presence
                          of any Hazardous Substance at, to or from any asset or former asset of Borrower or the Company;

                                (iv) the actual or alleged violation of any
                          Environmental Law by any person at or in connection with any current asset or former asset of Borrower the Company;

                          except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, except as aforesaid to the extent not payable by reason of the Indemnified Party's gross negligence or wilful misconduct or breach of such obligations.

                          (b) LENDER SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY
                  OTHER PARTY HEREUNDER OR ANY OTHER PERSON FOR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THE AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         SECTION 9.5 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.6 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 9.7 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement, together with each other Loan Document, shall become effective when counterparts hereof executed on behalf of the Borrower and Lender (or notice thereof satisfactory to the Lender) shall have been received by the Lender and notice thereof shall have been given by the Lender to the Borrower.

         SECTION 9.8 Governing Law: Entire Agreement. THIS AGREEMENT, THE NOTES NOTE AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES.

         THIS AGREEMENT, THE NOTE, THE AMENDED AND RESTATED SECURITY AGREEMENT AND EACH OTHER LOAN DOCUMENT REFERENCED HEREIN REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE LOAN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 9.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

                                   ARTICLE X
                                  DEFINITIONS

         SECTION 10.1 Defined Terms. In addition to the terms defined in previous portions of this Agreement, the following terms when used in this Agreement shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Advance" means all money advances under the Loan made by Lender pursuant to an Application for Advance in accordance with Article II.

         "Agreement" means, on any date, this Credit Agreement.

         "Application for Advance" means a loan request and certificate duly executed by the Borrower, in the form which is attached hereto as Exhibit A or such other form which is approved by Lender from time to time.

         "Borrower" means Crescent Development Management Corp., a Delaware corporation, and its successors and assigns permitted hereunder.

         "Borrower Security Agreement" means the Amended and Restated Security Agreement executed and delivered by Borrower granting Lender a security interest in Borrower's membership interest in the Company and Borrower's interest in the East West Partnerships.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday which banks are authorized or required to be closed in New York, New York.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment Termination Date" means the earliest of (i) the occurrence of an Event of Default, (ii) the Stated Maturity Date, or (iii) the date on which Lender has made Advances equal to the Commitment Amount.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Distribution" means each Distribution (other than deemed distributions) made to Borrower pursuant to Article V of the Operating Agreement.

         "Emergency Loan" means each Emergency Loan made by Borrower pursuant to Section 3.11 of the Operating Agreement.

         "Environmental Laws" means all applicable foreign, federal, state or local statutes, laws, ordinances, codes, rules, regulations (including, without limitation, consent decrees and orders and administrative orders) judgments and permits or other authorizations relating to health, safety or the environment, including, without limitation, CERCLA and RCRA.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

         "Event of Default" is defined in Section 8.1.

         " Funding Commitment Instruments" means the Funding Commitment Instruments executed by John Goff, Gerald Haddock, Harry Frampton and Crescent Real Estate Equities Limited Partnership effective as of January 1, 1998.

         "Governmental Authority" means the United States, the state, county and city or other political subdivision in which a Project is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the Borrower or the Company.

         "Governmental Requirement" means all laws, ordinances, rules and regulations of any Governmental Authority applicable to Borrower or the Company.

         "Hazardous Material" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Laws.

         "Initial Advance" means the first Advance made hereunder, in an amount not to exceed $7,818,000.

         "Loan" is defined in the preamble.

         "Loan Document" means this Agreement, the Note and all other documents evidencing, securing or governing the Loan.

         "Note" means the Line of Credit Note of the Borrower delivered to a Lender pursuant to this Agreement.

         "Organic Document" means, relative to Borrower and any of its Subsidiaries, its articles or certificate of incorporation, as the case may be, its articles of organization, its by-laws and all partnership agreements, operating agreements, shareholder agreements, voting trusts and similar arrangements applicable to any partnership or limited liability company interests issued by such person or authorized shares of capital stock issued by such person.

         "Company" means East West Resorts, LLC, a Delaware limited liability company.

         "Operating Agreement" means that certain Second Amended and Restated Operating Agreement of East West Resorts, LLC dated January 1, 1998.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq., as in effect from time to time.

         "Special Mandatory Payments" means those mandatory payments which are attributable to the Borrower's receipt of a Distribution from the Company.

         "Stated Maturity Date" means January 1, 2003.

         "Stockholder" is defined in the Additional Funding Instruments to include John Goff, Gerald Haddock, Harry Frampton and Lender.

         "Tax Distribution" means each Distribution made to Borrower pursuant to Section 5.2 of the Operating Agreement.

         "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of Texas.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.


                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


BORROWER:                               CRESCENT DEVELOPMENT MANAGEMENT
                                        CORP., a Delaware corporation


                                        By:
                                             ----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                               --------------------------


LENDER:                                 CRESCENT REAL ESTATE EQUITIES LIMITED

                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By:  Crescent Real Estate Equities,
                                             Ltd., Sole general partner


                                        By:
                                             ----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                               --------------------------

                                   EXHIBIT A

                            APPLICATION FOR ADVANCE

         This Application for Advance is submitted by the undersigned to Crescent Real Estate Equities Limited Partnership ("Lender") pursuant to that Credit Agreement dated as of January 1, 1998 between Lender and the undersigned (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

1.       The undersigned hereby requests an
         Advance under the Credit Agreement in
         the amount of:    $____________

2. The undersigned hereby warrants and represents to Lender that both before and after giving effect to the Advance which is requested hereby, the warranties and representations set forth in Article VI of the Credit Agreement are true and correct with the same effect as if made on the date hereof.

3. The undersigned hereby warrants and represents to Lender that both before and after giving effect to the Advance which is requested hereby, the conditions set forth in Article V of the Credit Agreement are satisfied.


                                        CRESCENT DEVELOPMENT MANAGEMENT
                                        CORP., a Delaware corporation


                                        By:
                                             ----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                               --------------------------

                                  CREDIT NOTE


                                 $22,920,000.00                 January 1, 1998


         FOR VALUE RECEIVED, CRESCENT DEVELOPMENT MANAGEMENT CORP., a Delaware corporation ("Borrower") promises to pay to CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Lender"), at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, the principal sum of [TWENTY-TWO MILLION NINE HUNDRED TWENTY-FOUR THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($22,924,500.00)], or so much thereof as may be advanced, with interest on the principal balance from time to time remaining unpaid at the rates hereinafter provided.

         Interest on the principal balance hereof from time to time remaining unpaid prior to an Event of Default shall be payable at the Interest Rate, provided that the interest payable shall not exceed the maximum rate permitted by applicable law (the "Maximum Rate"). Interest on the principal hereof from time to time remaining unpaid and, to the extent permitted by applicable law, interest on the unpaid interest, shall bear interest from and after an Event of Default at the Default Rate provided that in no event shall the Default Rate be more than the Maximum Rate.

         This Note is the "Note" referred to in the Credit Agreement dated of even date herewith executed by Lender and Borrower (the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Credit Agreement. To secure payment of this Note, Borrower has granted Lender security interests in certain assets of Borrower identified in that Amended and Restated Security Agreement of even date herewith (the "Amended and Restated Security Agreement").

         Borrower may request and receive Advances hereunder only in accordance with the terms and provisions of the Credit Agreement. Interest and principal on this Note shall be payable as provided in Article 3 of the Credit Agreement.

         Upon the occurrence of any Event of Default (after the giving of any notice required in the Credit Agreement and the expiration of any applicable grace periods provided for in the Credit Agreement), all amounts then remaining unpaid on this Note shall become or may be declared to be immediately due and payable and the holder hereof shall have all rights and remedies of Lender under the Credit Agreement and other Loan Documents (including but not limited to the Amended and Restated Security Agreement). The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other event of uncured default hereunder or under any other of the Loan Documents (including but not limited to the Amended and Restated Security Agreement). The remedies of the holder hereof, as provided in this Note and in any other of the Loan Documents (including but not limited to the Amended and Restated Security Agreement), shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any of the rights or remedies of the holder hereof to exercise the foregoing option or any other option granted to the holder in this Note or in any other of the Loan Documents (including but not limited to the Amended and Restated Security Agreement), at that time or at any subsequent time, or nullify any prior exercise of any such option.

         The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, surety or otherwise, except as provided in the Credit Agreement, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, notice of the acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

         If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and expenses incurred by the holder hereof.

         All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the maximum amount permissible under applicable law. If from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned and the holder hereof.

         This Note may be prepaid only in accordance with the terms of the Credit Agreement.

         The loan transaction evidenced hereby shall not be governed by, or be subject to, Chapter 15 or Chapter 346 of the Texas Credit Code or Chapter 303 of the Texas Finance Code.

         EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND WHICH PREEMPTS STATE USURY
LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.

         THIS NOTE, TOGETHER WITH THE CREDIT AGREEMENT, THE AMENDED AND RESTATED SECURITY AGREEMENT AND EACH OTHER LOAN DOCUMENT REFERENCED HEREIN OR THEREIN, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE LOAN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                       CRESCENT DEVELOPMENT MANAGEMENT CORP.,
                                       a Delaware corporation



                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                    AMENDED AND RESTATED SECURITY AGREEMENT
                     (Membership and Partnership Interests)

                                                          Date: January 1, 1998

         This Amended and Restated Security Agreement (this "Security Agreement") amends and restates in its entirety that Security Agreement dated February 29, 1996 (the"Original Security Agreement") between Secured Party and Debtor.

RECITALS

         1. Contemporaneously with the Original Security Agreement, Secured Party advanced to Debtor the sum of $3.1 million, evidenced by that Promissory Note dated February 29, 1996; that note remains outstanding and held by Secured Party. Payment of that note is secured by all of Debtor's rights and interests as a member of the Company plus other collateral incidental thereto.

         2. Debtor has requested Secured Party to agree to advance up to an additional $22,920,000 which Debtor may from time to time use to make additional capital contributions to the Company.

         3. Secured Party has agreed to advance such additional funds on the terms of that Credit Agreement of even date herewith between Secured Party and Debtor.

A.       PARTIES

         1.  Secured Party:   CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                                   777 Main Street, Suite 2700
                                   Fort Worth, TX  76102

         2.  Debtor (whether
             one or more):    CRESCENT DEVELOPMENT MANAGEMENT CORP.
                                   C/O Harry Frampton
                                   100 East Thomas Place, Drawer 2770
                                   Avon, Colorado  81620

                                   Attention:  Harry Frampton

B.       AGREEMENT

         1. Security Interest. Subject to the applicable terms of this Security Agreement, Debtor continues, reconfirms and grants to Secured Party a security interest in the Collateral (hereinafter defined) to secure the payment of the Obligations (hereinafter defined).

C.       OBLIGATIONS

         1. Description of Obligations. The following obligations
("Obligations") are secured by this Security Agreement:

         a. The debt, obligations, liabilities and agreements of Debtor under
(i) that Promissory Note in the original principal amount of $3.1 million dated February 29, 1996 (the "Term Note"), (ii) that Credit Note in the principal sum of $22,920,000 executed by Debtor of even date herewith, bearing interest and being payable to Secured Party as therein provided (the "Credit Note"; the Term Note and the Credit Note together are the "Notes"), (iii) that Credit Agreement ("Credit Agreement") executed by Debtor and Secured Party of even date herewith, (iv) all other documents evidencing, governing, securing or otherwise pertaining to the indebtedness evidenced by the Notes (the Notes, Credit Agreement and all other such documents being called "Loan Documents"), and (v) all renewals, extensions, modifications or rearrangements of the foregoing.

              b. All costs incurred by Secured Party to obtain, preserve, perfect and enforce this Security Agreement and collect the Obligations, and maintain, preserve, collect and enforce the Collateral (hereinafter defined), including but not limited to reasonable attorneys' fees and legal expenses and expenses of sale.

              c. Interest on the above amounts at the Default Rate as defined in the Notes.

              d. All debt, obligations and liabilities of Debtor to Secured Party of the kinds described in this Item C., now existing or hereafter arising.

D.       COLLATERAL

         1. Description of the Collateral. Debtor has assigned and granted to Secured Party, and hereby continues, reconfirms and grants to Secured Party, security interests in the following, whether now existing or hereafter arising (the "Collateral"):

              a. All of the rights and interests of Debtor as a member of East West Resorts, LLC, a Delaware limited liability company (the "Company"), including, without limitation, Debtor's rights as a member to receive distributions of any sale, exchange, refinancing or other disposition of property owned by the Company under the Second Amended and Restated Operating Agreement entered into effective as of January 1, 1998, as amended from time to time hereafter (the "Operating Agreement"), and all other profits, income, and distributions, whether in cash or in kind, owing to Debtor under the Operating Agreement.

              b. All of the rights and interests of Debtor as a limited partner of East West Resort Development, L. P., a Delaware limited partnership ("EWRD"), including, without limitation, Debtor's rights as a member to receive distributions of any sale, exchange, refinancing or other disposition of property owned by EWRD under the Limited Partnership Agreement dated as of August 11, 1995, as subsequently amended (as amended from time to time hereafter, the "EWRD Partnership Agreement"), and all other profits, income, and distributions, whether in cash or in kind, owing to Debtor under the EWRD Partnership Agreement.

              c. All of the rights and interests of Debtor as a limited partner of East West Resort Development II, L. P., a Delaware limited partnership ("EWRD2"), including, without limitation, Debtor's rights as a member to receive distributions of any sale, exchange, refinancing or other disposition of property owned by EWRD2 under the Limited Partnership Agreement dated as of September 26, 1996, as subsequently amended (as amended from time to time hereafter, the "EWRD2 Partnership Agreement"), and all other profits, income, and distributions, whether in cash or in kind, owing to Debtor under the EWRD2 Partnership Agreement.

              d. All of the rights and interests of Debtor as a limited partner of EWRD Summit Holding, L. P., a Delaware limited partnership ("Summit"), including, without limitation, Debtor's rights as a member to receive distributions of any sale, exchange, refinancing or other disposition of property owned by Summit under the Limited Partnership Agreement dated as of September 23, 1997, as subsequently amended (as amended from time to time hereafter, the "Summit Partnership Agreement"), and all other profits, income, and distributions, whether in cash or in kind, owing to Debtor under the EWRD Partnership Agreement.

              e. All Partner Loans and Default Loans (as defined in the EWRD Partnership Agreement) now or hereafter owing to Debtor and all security therefor.

              f. All present and future rights and interests Debtor may have or be or become entitled to in the real and personal property (the "Collateral Property") now or hereafter owned by the Company or Partnerships.

              g. All present and future proceeds, profits, combinations, reclassification, improvements, and products of, accessions, attachments, and other additions to, and substitutes and replacements for, all or any part of the Collateral described herein.

              h All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash Proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or insurance or condemnation proceeds payable with respect to, or proceeds payable by virtue of warranty, indemnity, guaranty, or other claims, causes and rights of action, settlements thereof, judicial and arbitration judgments and awards against any person with respect to, all or any part of the Collateral or the Collateral Property described herein. As used herein, the term "Proceeds" shall have the meaning assigned to it under the UCC and, to the extent not otherwise included, shall include, but not be limited to, (i) all income, revenues, fees, distributions, reimbursements and payments from whatever source received by, or on behalf of Debtor, in respect of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any casualty with respect to the Collateral Property or any of the Collateral (whether or not pursuant to an insurance policy), or any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, (iii) all claims of Debtor for losses or damages arising out of or related to or for any breach of any agreements, covenants, representations or warranties or any default under any of the Collateral described herein, and (iv) any and all other amounts from time, to time paid or payable to, or on behalf of, Debtor under, or in connection with, any of the Collateral.

              i All present and future security for the payment to Debtor of any of the Collateral described herein and goods which gave, or will give, rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

         EWRD, Summit and EWRD2 are collectively the "Partnerships." The EWRD Partnership Agreement, the Summit Partnership Agreement and the EWRD2 Partnership Agreement are collectively the "Partnership Agreements."

         The description of Collateral contained in this paragraph shall not be deemed to permit any action prohibited by this Security Agreement or by terms incorporated in this Security Agreement. Portions of the Collateral constitute accounts, contract rights, general intangibles, chattel paper, documents or instruments, and all books and records of Debtor concerning such Collateral are, and shall be, located at the offices of the Debtor specified above.

E.       DEBTOR'S WARRANTIES

         Debtor represents, warrants, and covenants to Secured Party now and so long as any Obligations secured hereby are outstanding as follows:

         1. No financing statement covering any portion of the Collateral is on file in any public office, except the financing statements relating to this security interest created hereunder or under the Original Security Agreement or except for statements in favor of Lender as a secured party.

         2. Debtor is the sole owner of the Collateral and each item constituting the Collateral, free and clear of all liens except for the security interest granted to Secured Party pursuant to this Security Agreement or other security interests in favor of Lender.

         3. All actions necessary or desirable to perfect the Security Interest in the Collateral in each state in which any portion of the Collateral is or will be located have been, or will forthwith be, duly taken.

         4. The Operating Agreement and the Partnership Agreements each is in full force and effect and, to the knowledge of Debtor, there exists no material default thereunder, or event or condition which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder.

         5. The Operating Agreement and the Partnership Agreements each shall not be amended or modified in any manner that would materially affect Debtor's interest thereunder, or in any manner which would materially impair or adversely affect the Collateral, nor shall Debtor consent to any such amendment without the prior written consent of Secured Party.

         6. There is no condition, circumstance, event, agreement, document, instrument, restriction, litigation or other proceeding and, to the best of Debtor's knowledge, there is no threatened litigation or proceeding or basis therefor, which could materially adversely affect the validity or priority of the liens and security interests granted, or intended to be granted, hereunder when executed, delivered, recorded and filed as required hereunder, or that could materially adversely affect the ability of Debtor to perform its obligations hereunder and under the other Loan Documents to which Debtor is a party, or which would constitute an Event of Default.

         7. The Company and Debtor have fully complied with all requirements imposed on them in connection with (a) the organization and formation of the Company and the Partnerships, and (b) the sale, distribution and offer of membership interests in the Company and the Partnerships.

F.       DEBTOR'S COVENANTS

         Debtor covenants to Secured Party and agrees with Secured Party as follows:

         1. Debtor shall promptly perform all of Debtor's agreements herein, and any other agreements between Debtor and Secured Party.

         2. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party.

         3. Debtor shall keep the Collateral free from liens and other security interests (except liens for taxes not yet due), and shall not create or suffer to exist any lien or security interest in the Collateral hereafter acquired except for the security interests hereby granted. Debtor shall not file, or permit to be filed, any financing statements or other security instruments covering the Collateral, unless by, or on behalf of, Secured Party in connection with this Security Agreement or other security agreements between Debtor and Secured Party or to effectuate the assignment to Debtor of the financing statements currently of record against the Collateral.

         4. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interests hereby granted, collect the sums owing under the Collateral Loan Documents, and preserve, defend, enforce, service and collect the Collateral, including specifically, but without limitation, the payment of taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sales. If Debtor shall have failed to pay such costs and expenses within five (5) days after request by Secured Party, Secured Party may, at its option, pay any such costs and expenses, and discharge encumbrances on the Collateral. Debtor agrees to reimburse the Secured Party on demand for any costs so incurred, and, until such reimbursement, the amount of any such payment shall be a part of the Obligation.

         5. Prior to or immediately following the occurrence thereof, Debtor will notify the Secured Party of (i) any material adverse change occurring in or to any of the Collateral, (ii) any change in Debtor's office address or mailing address, (iii) any material change in any fact or circumstance warranted or represented by Debtor in this Security Agreement or furnished to the Secured Party by Debtor, (iv) any Event of Default or (v) any notices, communications, or correspondence to be or which have been delivered to Debtor under the Operating Agreement or the Partnership Agreements and deliver to Secured Party copies thereof.

         6. Debtor shall execute and deliver to Secured Party a financing statement for filing to perfect the security interests hereunder and any other papers furnished by Secured Party which are necessary in the judgment of Secured Party to obtain, maintain and perfect the security interest hereunder and to enable Secured Party to comply with any applicable federal or state law in order to obtain or perfect Secured Party's interest in the Collateral. Debtor shall have the Company and the Partnerships make appropriate entries in their records to reflect the existence of the security interest granted hereby in the Collateral.

         7. Debtor shall cause the Company to comply with all of the representations, warranties, covenants, agreements, indemnities and terms contained in the Company's and the Partnerships' Organizational Documents and all other material agreements to which it is bound and enforce the Company's rights under all material agreements by which it is bound, in a timely manner, consistent with prudent practices and all applicable laws, and also as required by Secured Party.

         8. Debtor shall fully perform all of Debtor's duties under and in connection with each transaction to which the Collateral, or any part thereof, relates, so that the amounts thereof shall actually become payable in their entirety to Secured Party.

         9. Debtor shall promptly notify Secured Party of any claim, action, or proceeding affecting title to all or any of the Collateral or the security interest and, at the request of Secured Party, appear in and defend, at Debtor's expense, any such claim, action, demand or proceeding.

         10. At Debtor's expense and upon Secured Party's request, after an Event of Default, Debtor shall file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any governmental authority to Secured Party's rights hereunder, including, without limitation, the right to sell all of the Collateral upon an Event of Default without additional consent or approval from such governmental authority (and, because Debtor agrees that Secured Party's remedies at law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced).

         11. Upon demand by Secured Party, Debtor will deposit upon receipt all checks, drafts, cash or other remittances on account or accounts or contracts or received as proceeds of any other Collateral in a special bank account in a bank of Secured Party's choice over which Secured Party alone shall have power of withdrawal. The funds in said account shall be held by Secured Party as security for the Obligation. Said proceeds shall be deposited in the form received, except for the endorsement of Debtor where necessary to permit collection of items, which endorsements Debtor agrees to make, but which Secured Party is authorized to make on Debtor's behalf. Secured Party may from time to time apply the whole or any part of the funds in such special account against the Obligations. Any portion of said funds on deposit which Secured Party elects not to apply to the Obligations may be paid by Secured Party to Debtor.

         12. Debtor shall give Secured Party written notice of each office of Debtor in which records of Debtor pertaining to accounts in the Collateral are kept, and of any change of any office or location. Except as such notice is given, all records of Debtor pertaining to the Collateral and to accounts are and shall be kept in the location shown at the beginning hereof.

G.       RIGHTS AND POWERS OF SECURED PARTY

         1. Secured Party may in its discretion after an Event of Default but only after prior written notice to Debtor, without liability to Debtor, obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; endorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact any account debtors directly to verify information furnished by Debtor; take control of proceeds; release the Collateral in its possession to any Debtor, temporarily or otherwise; after default, take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligations and exercise all other rights which an owner of such collateral may exercise; after default, at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Secured Party may determine. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this agreement, or otherwise.

         2. Secured Party may while any Event of Default continues hereunder present for conversion any instrument (including any investment security) in the Collateral which is convertible into any other instrument or investment security or a combination thereof with cash. But Secured Party shall not have any duty to present for conversion any instrument in the Collateral unless it shall have received from Debtor written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

H.       DEFAULT

         1. Events of Default. The occurrence of a default under either Note, the Credit Agreement or any document evidencing, governing, securing, guaranteeing, indemnifying or otherwise pertaining to the Loan shall constitute an event of default ("Event of Default") hereunder.

         2. Remedies of Secured Party Upon Default. Should an Event of Default occur and be continuing, Secured Party may, at its election, exercise any and all rights and remedies available to a secured party under the UCC, in addition to any and all other rights and remedies afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, such rights and remedies as (a) Secured Party, (b) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (c) applying to the Obligation any cash held by Secured Party under this Security Agreement. The exercise of one or more rights or remedies by Secured Party hereunder shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies by Secured Party. If, in the opinion of Secured Party, there is any question that a public or semipublic sale or distribution of any Collateral will violate any state or federal securities law, Secured Party in its discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under
Section 3(a)(11) of the Securities Act of 1933, and no sale so made in good faith by Secured Party shall be deemed to be not "commercially reasonable" because so made.

              a. Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC. It is agreed that notice sent or given not less than twenty (20) business days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

              b. Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this paragraph in the following order: first, to the payment of all its expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Secured Party under Paragraph I.3; and third, toward payment of the balance of the Obligation in accordance with the Credit Agreement. If the proceeds are insufficient to pay the Obligation in full, Debtor shall remain liable for any deficiency.

         3.   Other Rights of Secured Party.

              a. Performance. In the event Debtor shall fail to pay when due all taxes on any of the Collateral, or to preserve the priority of the Security Interest in any of the Collateral, or otherwise fail to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, pay such taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at the Default Rate (as defined in the Note) until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.

              b. Collection. After the occurrence of an Event of Default and during the continuation thereof, upon notice from Secured Party, Maker and each other obligor with respect to any payments on any of the Collateral (including without limitation condemnation proceeds, dividends and other distributions with respect to securities, and insurance proceeds payable by reason of loss or damage to any of the Collateral Property) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Subject to Subparagraph I.3(d) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on the Collateral. After the occurrence of an Event of Default and during the continuation thereof, Secured Party shall have the right in its own name or in the name of Debtor to compromise or extend the time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, settle, compromise, adjust, realize upon and give acquittances for any and all amounts due or to become due with respect to Collateral; to file any claims or take any action or initiate any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or to otherwise enforce the rights or remedies of Debtor with respect to any Collateral; to take control of cash and other Proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any drafts against obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to obligors making payment with respect to Collateral; to send requests for verification of obligations to any such obligor; to take any action Debtor is required to take or any other necessary action to obtain, preserve, and enforce this Security Agreement, and maintain, preserve and collect the Collateral, without notice to Debtor, and add the costs of same to the Obligation; to release Collateral in Secured Party's possession to any Person, temporarily or otherwise; to set standards from time to time to govern what may be deemed after-acquired Collateral; to transfer any of the Collateral, or evidence thereof, into its own name or that of its nominee and receive the Proceeds therefrom and hold the same as security for the Obligation, or apply the same thereon; to exercise as to the Collateral all the rights of the owner thereof; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If Maker or any other obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to the Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to Maker or any other obligor shall be a full and complete release, discharge, and acquittance to such obligor, to the extent of any amount so paid to Secured Party.

              c. Certain Proceeds. After the occurrence and during the continuance of an Event of Default, any cash Proceeds of Collateral which come into the possession of Secured Party (including, without limitation, insurance and condemnation proceeds) may, at Secured Party's option, be applied in whole or in part to the Obligation, be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral. Any cash Collateral in the possession of Secured Party may be invested by Secured Party but Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral.

              d. Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party with respect to such Collateral. Debtor covenants promptly to reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, taxes, and other charges shall bear interest at the Maximum Rate (as defined in the Note) until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligation. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph shall be applicable whether or not an Event of Default has occurred and is continuing.

              e. Diminution in Value of Collateral. Secured Party shall have no liability or responsibility whatsoever for any diminution in or loss of value of any Collateral.

I.       MULTIPLE COUNTERPARTS

         This Security Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

J.       GENERAL

         1. Waiver. No delay on the part of Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Secured Party of any right hereunder or of any default by Debtor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default.

         2. Parties Bound. The rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. The terms of this Security Agreement shall be binding upon the successors and assigns of the parties. All representations, warranties and agreements of Debtor are joint and several if Debtor is more than one and shall bind Debtor's personal representatives, heirs, successors and assigns.

         3. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Chapter 9 definitions apply.

         4. Notice. Notice shall be deemed reasonable if mailed postage prepaid at least ten (10) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to Debtor's address given above.

         5. Expenses. Debtor agrees to reimburse Secured Party's out-of-pocket expenses, including reasonable attorney's fees, incurred in negotiating, administering or enforcing any part of the Obligations, and in preparation, execution, delivery and recording of any documents in connection with any part of the Obligations, when not contrary to law.

         6. Limitation on Interest. All agreements between Debtor and Secured Party, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency, whether by reason of demand or acceleration of the indebtedness secured hereby or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Secured Party exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to Secured Party shall be reduced to the maximum amount permitted under applicable law; and if from any such circumstance Secured Party shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing on the indebtedness secured hereby and not to the payment of interest, or if such excessive interest exceeds such unpaid balance of the principal, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to Secured Party on the indebtedness secured hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness (including the period of any renewal or extension thereof) until payment in full so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law. The terms and provisions of this paragraph shall control all agreements between Debtor and Secured Party.

         7. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provision so modified or limited and signed by the Debtor and Secured Party, nor by course of conduct, usage of trade, or by the law merchant.

         8. Severability. The unenforceability of any provision of this Security Agreement shall not affect the enforceability or validity of any other provision.

         9. Gender and Number. Where appropriate, the use of one gender shall be construed to include the others or any of them; and the singular number shall be construed to include the plural, and vice versa.

         10. Applicable Law and Venue. THIS SECURITY AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

         11. Financing Statement. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

         EXECUTED as of the date and year first above written.

DEBTOR:                                CRESCENT DEVELOPMENT MANAGEMENT CORP.,
                                       a Delaware corporation




                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title
                                            -----------------------------------




SECURED PARTY:                         CRESCENT REAL ESTATE EQUITIES LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                       By:  Crescent Real Estate Equities, Ltd.,
                                            Sole general partner



                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title
                                            -----------------------------------